UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006
MEADOW VALLEY CORPORATION
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428 (Commission File Number)	88-0328443 (IRS Employer Identification Number)

4411 South 40th Street D-11, Phoenix, AZ (Address of principal executive offices)	85040 (Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 8, 2006, Meadow Valley Corporation (the “Company,” or “we”) issued a press release with respect to its earnings for the year ended and quarter ended December 31, 2005, a copy of which is attached as Exhibit 99.1.
     The information set forth in this Item 2.02, “Results of Operations and Financial Condition” and the Exhibit hereto shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, nor shall the information, including the Exhibit, be deemed incorporated by reference in any filing of the Company, except as shall be expressly set forth by specific reference in such filing.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 2, 2006 our audit committee completed a review of the valuation allowance against deferred tax asset and income tax provision calculations. In light of the historical operating losses of our construction services segment, management deemed it prudent to decrease the deferred tax asset by creating an allowance against deferred tax assets. The primary purpose of the allowance was to minimize the risk of carrying net operating losses that could potentially expire unutilized. After review, and with the concurrence of our independent auditors, it was determined that the valuation allowance should have been limited to amounts in excess of the deferred tax liability amount. The review also encountered an error in a prior year’s tax return that misstated the amount of income tax loss in 2004. Accordingly, in our Annual Report on Form 10-K for the year ended December 31, 2005, we will be restating certain income tax related line items for the periods ended December 31, 2004 and 2003 and for the quarter ended September 30, 2005. Since the deferred tax liabilities exceeded the deferred tax assets, we believe that the net operating loss valuation allowance will be entirely eliminated.
     Therefore, as of December 31, 2004, we anticipate the effect of the restatement pertinent to the net operating loss valuation allowance will be to restate, into prior periods, a total of approximately $544,000 of income tax benefits and to increase the amount of income tax expense in 2005 by approximately $544,000. We believe there will be no cumulative change to our net income (loss) over the periods or to our retained earnings or shareholders’ equity.
     We believe that the effect of the restatement pertinent to the previously misstated income tax loss will be to increase income tax expense in the quarter ended September 30, 2005 by approximately $335,000. We believe there will be no change to previously reported revenue, pre-tax earnings or cash flow.
     The following table summarizes the effect that we believe the changes will have on the respective periods and shows a comparison to what was previously reported in the Company’s financial statements.

	Nine months ended		For the years ended
In thousands, except per share data.	September 30,		December 31,
	2005	2004	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income, as previously reported	$3,768	$48	$600	$121
Net income tax expense adjustment	(879)	—	(26)	(29)

Net income, as restated	$2,889	$48	$574	$92

Earnings per fully diluted share (as reported)	$0.93	$0.01	$0.16	$0.03

Effect of Amendment	(0.22)	—	(0.01)	—

Earnings per fully diluted share (as restated)	$0.71	$0.01	$0.15	$0.03

     The condensed consolidated statements of operations and balance sheets contained in Exhibit 99.1 referenced in Item 2.02 above reflect the effect of the restatement.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit
Number	Exhibit Description
99.1	Press Release of Registrant dated March 8, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation
Date: March 8, 2006	By:	/s/ Clint Tryon
Clint Tryon
Secretary, Treasurer and Principal Accounting Officer